Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen – Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES $200 MILLION INCREASE TO SHARE REPURCHASE AUTHORIZATION

Brentwood, Tenn. – November 10, 2025 – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic”) announced today that its Board of Directors authorized an increase to its existing share repurchase program pursuant to which CoreCivic may purchase up to an additional $200 million in shares of CoreCivic’s outstanding common stock. As a result of the increase, the aggregate authorization under CoreCivic’s repurchase program increased from up to $500.0 million shares of common stock to up to $700.0 million shares of common stock.

Since the share repurchase program was authorized in May 2022, through November 7, 2025, we have repurchased a total of 21.5 million shares of our common stock at an aggregate cost of $322.1 million, or $14.98 per share, excluding fees, commissions and other costs related to the repurchases. As of November 7, 2025, including the additional authorization, we have $377.9 million of repurchase authorization available under the share repurchase program.

Damon T. Hininger, CoreCivic’s Chief Executive Officer, commented, “We are pleased to announce an increase to our stock repurchase authorization. We remain committed to deploying capital in ways that we believe will enhance long-term shareholder value. While our share price is influenced by many factors outside our control, we believe our current valuation does not fully reflect the progress and opportunities we see in our business.”

Patrick D. Swindle, CoreCivic’s President and Chief Operating Officer, added, “We believe our recently announced contract awards and the overall strength of our business position us well to execute on our capital allocation strategy. Given our earnings trajectory, alternative opportunities to deploy capital, and our current share price, we are prioritizing the allocation of our cash flows to our share repurchase program.”

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements may include such words as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in CoreCivic’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by CoreCivic with the Securities and Exchange Commission (“SEC”) and include the risk factors described in CoreCivic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025. Except as required by applicable law, CoreCivic undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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